As filed with the Securities and Exchange Commission on October 23, 2007

Registration No. 333-137998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Southern Union Company	Delaware	75-0571592
Panhandle Eastern Pipe Line Company, LP	Delaware	44-0382470
(Exact name of registrant as specified in its charter)	(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas 77056 (713) 989-2000	Monica M. Gaudiosi, Esq. Senior Vice President & General Counsel 5444 Westheimer Road Houston, Texas 77056 (713) 989-7567
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number, including area code, of agent for service)

Copy to:

Seth M. Warner

David F. Taylor

Locke Lord Bissell & Liddell LLP

401 9th Street N.W., Suite 400 South

Washington, D.C. 20004

(202) 220-6900

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt securities of Panhandle Eastern Pipe Line Company, LP
(1)

An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-137998) is being filed by Southern Union Company and Panhandle Eastern Pipe Line Company, LP for the purpose of (i) adding Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership, as a co-registrant to the Registration Statement hereunder, (ii) registering a class of securities of Panhandle Eastern Pipe Line Company, LP to the Registration Statement pursuant to Rule 413(b) of the Securities Act of 1933, as amended, (iii) updating the information in Part II with respect to the addition of Panhandle Eastern Pipe Line Company, LP and the additional class of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PANHANDLE EASTERN PIPE LINE COMPANY, LP

Debt Securities

Panhandle Eastern Pipe Line Company, LP may offer from time to time to sell debt securities consisting of debentures, notes or other evidence of indebtedness in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the method and terms of the related offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale.

This prospectus is dated October 23, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable:

•      the terms of the securities offered;

•      the initial public offering price;

•      the price paid for the securities;

•      the net offering proceeds; and

•      the other specific terms related to the offering of the offered securities.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate and complete as of any date other than the date on the front cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Southern Union Company (or Southern Union), and Panhandle Eastern Pipe Line Company, LP (Panhandle or the Company). References to “Southern Union” refer only to Southern Union Company and not any of its subsidiaries unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Both Southern Union and Panhandle file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.sug.com. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Southern Union’s stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information Southern Union files with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.sug.com. However, the information on our Internet site is not a part of, and is not incorporated into, this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of any Current Report on Form 8-K.

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•      Southern Union’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•      Southern Union’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007.

•      Southern Union’s Current Reports on Form 8-K filed on January 3, 2007; January 3, 2007; January 4, 2007; January 19, 2007; February 1, 2007; February 20, 2007; March 1, 2007; March 6, 2007; March 21, 2007; March 23, 2007; April 2, 2007; July 6, 2007; and October 23, 2007.

•      Panhandle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•      Panhandle’s  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007.

•      Panhandle’s  Current Reports on Form 8-K filed on March 21, 2007 and July 6, 2007.

You may request a copy of these filings (other than exhibits to such filings, unless the exhibits are specifically incorporated by reference in such filings) at no cost to you by calling (713) 989-2000 or writing to the following address:

Southern Union Company

5444 Westheimer Road

Houston, Texas 77056

Attn: Investor Relations

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains some forward-looking statements that set forth anticipated results based on our management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated products, expenses, interest rates, the outcome of contingencies, such as legal proceedings, and financial results.

We cannot guarantee that any forward-looking statement will be realized, although our management believes that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.

We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports to the SEC. Also note that we provide cautionary

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discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

ABOUT SOUTHERN UNION

Southern Union owns and operates assets in the regulated and unregulated natural gas industry and is primarily engaged in the gathering, processing, transportation, storage and distribution of natural gas in the United States. Through Southern Union’s wholly-owned subsidiary, Panhandle Eastern Pipe Line Company, LP, and its subsidiaries, Southern Union owns and operates approximately 10,000 miles of interstate pipelines that transport up to 5.3 billion cubic feet per day (Bcf/d) of natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes regions. Through its investment in Citrus Corp., Southern Union has an interest in and operates Florida Gas Transmission Company, an interstate pipeline company that transports natural gas from producing areas in South Texas through the Gulf Coast region to Florida. Through its wholly-owned subsidiary, Southern Union Gas Services, Southern Union owns approximately 4,800 miles of natural gas and natural gas liquids gathering pipelines, four cryogenic plants and six natural gas treatment plants. Southern Union Gas Services is engaged in the gathering, transmission, treating, processing and redelivery of natural gas and natural gas liquids in Texas and New Mexico. Through its regulated utility operations - Missouri Gas Energy and the Massachusetts operations of New England Gas Company, Southern Union serves natural gas end-user customers in Missouri and Massachusetts, respectively.

Southern Union was incorporated in 1932 in the state of Delaware. Southern Union’s principal offices are located at 5444 Westheimer Road, Houston, Texas 77056, and its telephone number is (713) 989-2000. Southern Union’s website can be accessed at http://www.sug.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

ABOUT PANHANDLE

Panhandle Eastern Pipe Line Company, LP, is an indirect wholly-owned subsidiary of Southern Union. Panhandle’s business purpose is to provide natural gas transportation and storage in a safe, efficient and dependable manner. Panhandle also owns and operates a liquefied natural gas (“LNG”) import terminal, located on Louisiana’s Gulf Coast, which is one of the largest operating LNG facilities in North America. Panhandle operates approximately 10,000 miles of interstate pipelines that transport up to 5.3 Bcf/d of natural gas.

Originally organized as a Delaware corporation in 1929, Panhandle converted to a Delaware limited liability company in June 2003 and then converted to a Delaware limited partnership on June 29, 2004. Panhandle’s principal offices are located at 5444 Westheimer Road, Houston, Texas 77056, and its telephone number is (713) 989-7000. Information about Panhandle can be found on Panhandle’s website at http://www.panhandleenergy.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds received by Panhandle from the sale of securities offered by this prospectus will be used to repay debt, to fund acquisitions and for general corporate purposes. Net proceeds may be temporarily invested prior to use.

LEGAL MATTERS

In connection with the particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord Bissell & Liddell LLP, Washington, D.C. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K of Southern Union Company for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Panhandle Eastern Pipe Line Company, LP incorporated into this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K of Panhandle Eastern Pipe Line Company, LP for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Panhandle Eastern Pipe Line Company, LP

Debt Securities

PROSPECTUS

October  23, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All of such fees and expenses are estimated:

Registration Fee — Securities and Exchange Commission	$ *
Trustee Fees and Expenses	**
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing Fees and Expenses	**
Rating Agency Fees and Expenses	**
Transfer Agent Fees	**
Miscellaneous	**
Total	**

*      The registrant is deferring payment of the registration fees in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**   These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Southern Union Company

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article Twelfth of our certificate of incorporation provides as follows:

TWELFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Article XI of our bylaws provides as follows:

Section 1.               Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.               Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.               Authorization of Indemnification. Any indemnification under this Article XI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons authorized by the Board to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.               Good Faith Defined. For purposes of any determination under Section 3 of this Article XI, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article XI, as the case may be.

Section 5.               Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article XI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article XI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.               Expenses Payable in Advance. To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI.

Section 7.               Nonexclusitivity of Indemnification. The indemnification provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article XI shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article XI but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 8.               Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Company shall undertake its best efforts to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI. Such insurance shall be in such coverage amounts, and on such terms, as from time to time approved by a majority of the directors.

Section 9.               Certain Definitions. For purposes of this Article XI, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article XI.

Section 10.             Survival of Indemnification. The rights to indemnification conferred by this Article XI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 11.             Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 12.             Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in this Article XI to directors and officers of the Company.

Section 13.             Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article XI, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article XI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article XI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article XI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article XI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Panhandle Eastern Pipe Line Company, LP

Subject to any terms, conditions or restrictions set forth in the Agreement of Limited Partnership (the “LP Agreement”) of Panhandle Eastern Pipe Line Company, LP (“Panhandle”), Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Accordingly, Section 6.2(a)(ii) of the LP Agreement (filed as Exhibit 4.4 to this Registration Statement) provides that the general partner of Panhandle has full power and authority to indemnify any Person against liabilities and contingencies to the extent permitted by law. For purposes of the LP Agreement and as used herein, “Person” means an individual or corporation, limited liability company, partnership (general or limited), joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity. The general partner and Panhandle may purchase and maintain insurance, to the extent and in such amounts as the general partner shall, in its sole discretion, deem reasonable to cover the potential liabilities of the Indemnified Persons and such other Persons as the general partner determines. For purposes of the LP Agreement and as used herein, “Indemnified Persons” means general partner, its affiliates and all directors, officers, shareholders, partners, employees, representatives and agents of the general partner and its affiliates and all officers, employees, representatives and agents of Panhandle and its affiliates.

Southern Union has purchased liability insurance policies covering its directors and officers and Panhandle’s officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

Item 16. Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by directors, officers or controlling persons of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2007.

SOUTHERN UNION COMPANY

By:	/s/ RICHARD N. MARSHALL
Richard N. Marshall
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 23, 2007.

SIGNATURE	TITLE

*	Chairman of the Board, President, and Chief
George L. Lindemann	Executive Officer
(Principal Executive Officer)

/s/ RICHARD N. MARSHALL	Senior Vice President and Chief Financial
Richard N. Marshall	Officer (Principal Financial Officer)

*	Vice President and Controller
George E. Aldrich	(Chief Accounting Officer)

*	Director
David Brodsky

*	Director
Frank W. Denius

*	Director
Kurt A. Gitter, M.D.

*	Director
Herbert H. Jacobi

*	Director
Adam M. Lindemann

*	Director
Thomas N. McCarter, III

*	Director
George Rountree, III

*	Director
Allan Scherer

*By:	/s/ ROBERT M. KERRIGAN, III
Robert M. Kerrigan, III
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2007.

PANHANDLE EASTERN PIPE LINE COMPANY, LP

By:	/s/ ROBERT O. BOND
Robert O. Bond
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 23, 2007.

SIGNATURE	TITLE

/s/ ROBERT O. BOND	President, and Chief Operating Officer
Robert O. Bond	(Principal Executive Officer)

/s/ RICHARD N. MARSHALL	Senior Vice President and Chief Financial
Richard N. Marshall	Officer (Principal Financial Officer)

/s/ GARY W. LEFELAR	Senior Vice President and Chief Accounting
Gary W. Lefelar	Officer (Chief Accounting Officer)

A majority of the Board of Directors of Southern Union Company, Sole Member of Southern Union Panhandle, LLC, General Partner of Panhandle Eastern Pipe Line Company, LP

/s/ GEORGE L. LINDEMANN	Chairman, Southern Union Company
George L. Lindemann

/s/ DAVID BRODSKY	Director, Southern Union Company
David Brodsky

/s/ FRANK W. DENIUS	Director, Southern Union Company
Frank W. Denius

/s/ KURT A. GITTER, M.D.	Director, Southern Union Company
Kurt A. Gitter, M.D.

/s/ HERBERT H. JACOBI	Director, Southern Union Company
Herbert H. Jacobi

/s/ ADAM M. LINDEMANN	Director, Southern Union Company
Adam M. Lindemann

/s/ THOMAS N. MCCARTER, III	Director, Southern Union Company
Thomas N. McCarter, III

/s/ GEORGE ROUNTREE, III	Director, Southern Union Company
George Rountree, III

/s/ ALAN D. SCHERER	Director, Southern Union Company
Allan Scherer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Form of Underwriting Agreement for debt securities.*

1.2	Form of Underwriting Agreement for common stock.*

1.3	Form of Underwriting Agreement for preferred stock.*

1.4	Form of Underwriting Agreement for warrants.*

1.5	Form of Underwriting Agreement for securities purchase contracts.*

1.6	Form of Underwriting Agreement for securities purchase units.*

1.7	Form of Underwriting Agreement for depositary shares.*

4.1

Amended and Restated Certificate of Incorporation of Southern Union Company. (Filed as Exhibit 3(a) to Southern Union Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference.)

4.2

Amended and Restated Bylaws of Southern Union Company. (Filed as Exhibit 3(b) to Southern Union Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference.)

4.3

Certificate of Formation of Panhandle Eastern Pipe Line Company, LP. (Filed as Exhibit 3.A to Panhandle Eastern Pipe Line Company, LP’s Form 10-K for the fiscal year ended December 31, 2004 and incorporated herein by reference.)

4.4

Limited Partnership Agreement of Panhandle Eastern Pipe Line Company, LP, dated as of June 29, 2004, between Southern Union Company and Southern Union Panhandle LLC. (Filed as Exhibit 3.B to Panhandle Eastern Pipe Line Company, LP’s Form 10-K for the fiscal year ended December 31, 2004 and incorporated herein by reference.)

4.5

Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to Southern Union’s Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)

4.6

Supplemental Indenture No. 1 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of June 11, 2003. (Filed as Exhibit 4.5 to Southern Union’s Current Report on Form 8-K dated June 20, 2003 and incorporated herein by reference.)

4.7

Supplemental Indenture No. 2 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of February 11, 2005. (Filed as Exhibit 4.4 to Southern Union’s Report on Form 8-A/A dated February 22, 2005 and incorporated herein by reference.)

4.8

Subordinated Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) as trustee. (Filed as Exhibit 4-G to Southern Union’s Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)

4.9

Indenture dated as of March 29, 1999, among CMS Panhandle Holding Company, Panhandle Eastern Pipe Line Company and NBD Bank, as Trustee (Filed as Exhibit 4(a) to Panhandle Eastern Pipe Line Company, LP’s Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.)

4.10

1st Supplemental Indenture dated as of March 29, 1999, among CMS Panhandle Holding Company, Panhandle Eastern Pipe Line Company and NBD Bank, as Trustee, including a form of Guarantee by Panhandle Eastern Pipe Line Company of the obligations of CMS Panhandle Holding Company (Filed as Exhibit 4(b) to Panhandle Eastern Pipe Line Company, LP’s Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.)

4.11

2nd Supplemental Indenture dated as of March 27, 2000, between Panhandle Eastern Pipe Line Company, LP, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to Panhandle Eastern Pipe Line Company, LP’s Form S-4 filed on June 22, 2000 and incorporated herein by reference.)

4.12

3rd Supplemental Indenture dated as of March 12, 2004, between Panhandle Eastern Pipe Line Company, LP, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to Panhandle Eastern Pipe Line Company, LP’s Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference.)

4.13

4th Supplemental Indenture dated as of March 12, 2004, between Panhandle Eastern Pipe Line Company, LP, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to Panhandle Eastern Pipe Line Company, LP’s Form S-4 (No. 115425) filed on May 12, 2004 and incorporated herein by reference.)

4.14

Form of 5th Supplemental Indenture between Panhandle Eastern Pipe Line Company, LP, as Issuer, and The Bank of New York, N.A. (formerly known as J.P. Morgan Trust Company, N.A., Bank One Trust Company, National Association and NBD Bank), as Trustee.

4.15	Form of Senior Debt Security of Southern Union Company.*

4.16	Form of Subordinated Debt Security.*

4.17	Form of Warrant Agreement.*

4.18	Form of Warrant Certificate.*

4.19	Form of Deposit Agreement.*

4.20	Form of Depositary Receipt.*

4.21	Form of Purchase Contract.*

4.22	Form of Purchase Unit.*

4.23	Form of Debt Security of Panhandle Eastern Pipe Line Company, LP.*

5.1	Opinion of Locke Lord Bissell & Liddell LLP, including the consent of such firm.

12.1	Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.

12.2	Computation of Ratio of Earnings to Fixed Charges of Panhandle Eastern Pipe Line Company, LP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Locke Lord Bissell & Liddell LLP (contained in the opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney for Southern Union Company. **

24.2	Power of Attorney for Panhandle Eastern Pipe Line Company, LP.

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Senior Debt Securities Indenture (previously filed as Exhibit 25 to Southern Union’s Registration Statement on Form S-3 (No. 033-51461) Amendment No. 1 and incorporated herein by reference.)

25.2

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Subordinated Debt Securities Indenture (previously filed as Exhibit 25.1 to Southern Union’s Registration Statement on Form S-3 (No. 333-102388) Amendment No. 1 and incorporated herein by reference.)

25.3

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association) (Filed as Exhibit 25 to Panhandle Eastern Pipe Line Company, LP’s Registration Statement on Form S-4, filed December 15, 2003 (SEC File No. 333-111178) and incorporated herein by reference.)

*              To be filed by amendment or by Issuer as part of a Current Report on Form 8-K.

**           Previously filed